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                                                                      EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-3 (No. 2-96198) and the Registration Statement on Form S-8 (No. 33-60330) of Union Electric Company of our report dated January 31, 1995 appearing on page 19 of the 1994 Annual Report to Stockholders which is incorporated by reference in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page 13 of this Annual Report on Form 10-K.



/s/ PRICE WATERHOUSE LLP


PRICE WATERHOUSE LLP
St. Louis, Missouri
March 6, 1995